UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
____________________________

Date of Report (Date of earliest event reported): April 30, 2010

CHINA DIGITAL VENTURES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada (State or other jurisdiction of incorporation)	------------- (Commission File Number)	98-0568076 (IRS Employer Identification No.)

26 Floor, 88 Lockhart Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	+011 852 6343 7704
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 30, 2010, China Digital Ventures Corporation ("Company"), the registrant, entered into a Sale and Purchase Agreement ("SP Agreement") with Tidewell Limited. In accordance with the SP Agreement, the Company agreed to sell 19,200,000 shares in China Integrated Media Corporation Limited to Tidewell Limited for a consideration of USD50,000.

Tidewell is a company owned as to 51% by Mr. Bing HE, our director, and 49% by a company owned by Mr. Con Unerkov, our President. Thus in accordance to the terms of the SP Agreement, the Company has received approval from 51% of the non-interested shareholders to authorize the Company to enter into the SP Agreement.

Item 9.01	Financial Statements And Exhibits

Exhibits

Exhibit No.	Description	Location

Exhibit 10.1	Sale and Purchase Agreement, dated April 30, 2010, by and between Tidewell Limited and the Company.	Provided herewith

Exhibit 99.1	Press Release	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2010	CHINA DIGITAL VENTURES CORPORATION

By: /s/ Bing He
---------------------------------
Name: Bing He
Title: Director